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                     AMERICAN BANKERS INSURANCE GROUP, INC.
                    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN

                   VOTING INSTRUCTIONS TO INVESTMENT MANAGER

     The undersigned participant in the American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Plan (the "Plan") hereby instructs U.S. Trust Company of California, N.A. ("U.S. Trust"), as Investment Manager of the Plan, to direct the Plan Trustee to vote, as designated on the reverse side, all shares of the common stock, par value $1.00 per share ("Common Stock"), of American Bankers Insurance Group, Inc. at the Special Meeting of Shareholders to be held on March 6, 1998, and at any and all adjournments or postponements thereof.

     THIS INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY U.S. TRUST'S AGENT BY 5:00 P.M. EASTERN TIME ON MARCH 4, 1998. IF THIS INSTRUCTION CARD IS PROPERLY SIGNED, DATED AND TIMELY RECEIVED, BUT NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

     IF THIS INSTRUCTION CARD IS NOT TIMELY RECEIVED BY U.S. TRUST'S AGENT, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS INSTRUCTION CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

                            - FOLD AND DETACH HERE -

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                                                             Please mark
                                                             your vote as    [X]
                                                             indicated in
                                                             the example


      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY

Approval and adoption of the Agreement and Plan of Merger by and among American Bankers Insurance Group, Inc., American International Group, Inc. and AIGF, Inc., and the merger contemplated thereby, as described in the accompanying Proxy Statement/Prospectus.

                    FOR          AGAINST          ABSTAIN



                            Dated: ___________________________________, 1998

                            ________________________________________________
                            Signature(s)

                            ________________________________________________
                            Signature(s)

                            Please date this Instruction Card and sign it exactly as your name or name(s) appears to the left.



                            - FOLD AND DETACH HERE -